Exhibit 10.3

HOSTESS BRANDS, INC.
2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

This Restricted Stock Unit Agreement (the “Award Agreement”) is made and entered into as of [*] (the “Grant Date”) between Hostess Brands, Inc., a corporation organized under the laws of the State of Delaware (the “Company”) and [*], a Non-Employee Director (the “Participant”), pursuant to the Hostess Brands, Inc. 2016 Equity Incentive Plan, as it may at any time hereafter be supplemented, modified, amended or restated (the “Plan”). Capitalized terms used in this document that are not otherwise defined have the meaning set forth in the Plan.

1.General. Subject to the terms and conditions set forth in this Award Agreement and in the Plan, the Company hereby grants to the Participant [*] Restricted Stock Units (the “RSUs”). Each RSU represents the right to receive one share of Common Stock on the terms and conditions set forth in this Award Agreement and in the Plan.

2.Vesting. 100% of the RSUs will vest [*]. Except as otherwise provided in Section 3 or Section 4 below, if the Participant’s Service on the Board ceases for any reason prior to the Scheduled Vesting Date, all unvested RSUs held by the Participant will be immediately forfeited, and the Participant will not have any right to delivery of the underlying shares of Common Stock. .

3.Death or Disability. Notwithstanding the foregoing, the RSUs will become fully vested upon the cessation of the Participant’s Service on the Board on account of the Participant’s death or Disability. For purposes of the RSUs, Disability means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

4.Change of Control. To the extent not previously vested, the RSUs will become fully vested immediately prior to a Change of Control that occurs prior to the Participant’s cessation of Service on the Board.

5.Delivery of Shares of Common Stock. To the extent that the RSUs become vested, the shares of Common Stock subject to the RSUs will be delivered within 90 days following the cessation of the Participant’s Service on the Board, or if earlier, within 90 days following a Change of Control, to the extent that such Change of Control constitutes a “change in control event” as defined under Section 409A of the Code. The Committee may determine in its discretion the manner of delivery of the shares of Common Stock to be issued in respect of the RSUs, which may be by delivery of stock certificates, electronic account entry into new or existing accounts, or any other means as the Committee, in its discretion, deems appropriate.

6.Rights as a Stockholder; Dividend Equivalents. The Participant will not have the rights of a stockholder of the Company with respect to shares of Common Stock subject to the RSUs until such shares of Common Stock are actually delivered to the Participant. However, the Company will credit to the Participant, as of the payment date of any cash dividend, an amount per RSU held by the Participant on the applicable record date equal to the amount of the cash dividend declared and paid in respect of one share of Common Stock. Such credited amount will be credited in the form of additional Restricted Stock Units, the number of which will be calculated based on the Fair Market Value of a share of Common Stock as of the payment date of the applicable cash dividend (rounded down to the nearest whole number), and which Restricted Stock Units will be subject to the same terms and conditions as the RSUs (including with respect to vesting). Upon the delivery of shares of Common Stock under this Award Agreement, the Participant shall have all the rights of a shareholder with respect to such shares of Common Stock, including, but not limited to, the right to vote such shares of Common Stock and to receive all dividends and other distributions paid with respect to them.

Exhibit 10.3

7.Section 409A. The RSUs are intended to comply with Section 409A of the Code. Accordingly, all provisions of this document shall be construed and interpreted to be consistent with the requirements of Section 409A of the Code to the maximum extent possible, and any payments constituting nonqualified deferred compensation subject to Section 409A of the Code shall only be made in a manner and upon an event permitted by Section 409A of the Code; provided that, in no event will the Company be obligated to reimburse the Participant or the Participant’s beneficiaries for any additional tax (or related penalties and interest) incurred by reason of application of Section 409A of the Code. For the avoidance of doubt, payments to be made in connection with the Participant’s cessation of Service on the Board shall only be made on the Participant’s “separation from service” as defined under Section 409A of the Code.

8.Taxes. The Company may satisfy any tax withholding obligations, if applicable, by reducing the number of shares of Common Stock to be delivered in an amount sufficient to satisfy any such applicable withholding obligations. Alternatively, the Company may, in its discretion, withhold any amount necessary to pay such obligations from other amounts payable to the Participant by the Company, with no withholding in shares of Common Stock. By accepting this Award, the Participant expressly consents to the withholding of shares of Common Stock or other amounts payable to the Participant as provided for hereunder, if required by applicable law. All other income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, and other tax-related obligations related to the RSUs or otherwise arising under this Award Agreement are the Participant’s sole responsibility.

9.Company Policies. RSUs, the underlying shares of Common Stock, or any cash proceeds realized from the sale of such underlying shares will be subject to all trading and other policies applicable to Non-Employee Directors that may be implemented by the Committee or the Board from time to time.

10.No Right to Continued Service. Neither the grant of RSUs, nor any other action taken hereunder shall be construed as giving the Participant the right to be retained in the Service of the Company or any of its Subsidiaries (for the vesting period or any other period of time) nor interfere in any way with the Company’s right to terminate the Participant’s Service.

11.No Right to Other Awards. The grant of the RSUs pursuant to this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Committee.

12.Plan Provisions. The RSUs are being granted pursuant to the Plan, the terms of which are incorporated herein by reference, and will in all respects be interpreted in accordance the Plan. The grant and payment of the RSUs are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan. The Committee shall have the authority to interpret and construe this Award Agreement, and the decisions of the Committee shall be conclusive upon any question arising under this Award Agreement. The Participant’s receipt of the RSUs awarded under this Award Agreement constitutes the Participant’s acknowledgment that all decisions and determinations of the Committee with respect to the Plan, this Award Agreement, and/or the RSUs shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest in the RSUs. In the event there is any express conflict between this Award Agreement and the terms of the Plan, the terms of the Plan shall govern.

13.Amendment of this Agreement and the Plan. This Award Agreement may not be amended or modified except by a written agreement executed by the parties hereto. The Board may amend, modify, suspend or terminate the Plan at any time; provided that, no amendment, modification, suspension or termination of the Plan will materially and adversely affect the RSUs without the Participant’s consent. Notwithstanding the foregoing provisions of this Section 13, the Board shall have broad authority to amend the Plan or this Award Agreement without the Participant’s consent to the extent it deems necessary or desirable in its discretion to comply with or to take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations. Any amendment, modification, suspension or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment or Service with the Company.

Exhibit 10.3

14.No Assignment. The RSUs may not be assigned or transferred by the Participant and shall not be subject to alienation, pledge, encumbrance or charge, except in the event of the Participant’s death as provided in this Section 14. In the event of the Participant’s death, the RSUs shall become payable to the Participant’s designated beneficiary, if any, or to the Participant’s executors, personal representatives or distributees in accordance with the Participant’s will or the laws of descent and distribution. Any other attempted assignment or transfer shall be null and void and shall extinguish, in the Company’s sole discretion, the Company’s obligation with respect to the RSUs and under this Award Agreement. The Company may assign the RSUs and this Award Agreement in accordance with the Plan.

15.Governing Law and Arbitration. This Award Agreement shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and applicable Federal or other securities laws. Any dispute, controversy or claim arising out of or relating to the Plan or this Award Agreement that cannot be resolved by the Participant on the one hand and the Company on the other, shall be submitted to arbitration in accordance with the terms of the Plan.

16.Plan Documents and Electronic Delivery. A copy of the Plan and the documents that constitute the “Prospectus” for the Plan under the Securities Act of 1933 have been provided to the Participant. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs or other Awards granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive all documents related to the RSUs or other Awards granted to the Participant under the Plan by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to this Award Agreement unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any applicable exchanges have been fully satisfied. The Committee may impose such conditions on any shares of Common Stock issuable under this Award Agreement as it may deem advisable. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired solely for investment purposes and without any current intention to sell or distribute such shares.

18.Entire Agreement. This Award Agreement (including the Plan) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

19.Counterparts. This Award Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

20.Currencies and Dates. Unless otherwise stated, all dollars specified in this Award Agreement shall be in U.S. dollars and all dates specified in this Award Agreement shall be U.S. dates.

By accepting the grant of the RSUs, the Participant acknowledges that the Participant has read this Award Agreement and the Plan and specifically accepts and agrees to the provisions therein.
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Exhibit 10.3

IN WITNESS WHEREOF, the Company and the Participant have executed this Award Agreement effective as of the day and year first above written.

HOSTESS BRANDS, INC.

By: ______________________________
Name:                                                 Title:

I hereby accept this Award and acknowledge that (a) I have received a copy of the Plan incorporated herein, (b) I have read this Award Agreement and understand its terms and conditions, (c) I agree to be bound by the terms of the Plan, including this Award Agreement, and (d) I agree that all interpretations, determinations, and actions by Committee shall be final, conclusive and binding on me and any other person having or claiming a right under this Award.

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Name: